                                                                     Exhibit 3.3



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HEALTHGATE DATA CORP.

         HealthGate Data Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         1. The name of the corporation is HealthGate Data Corp. (the "Corporation"). The Certificate of Incorporation of the Corporation, under the name Medical Data Interface Design, Inc., was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on February 8, 1994.

         2. The Certificate of Incorporation was amended by a Certificate of Amendment filed with the Secretary of State on July 11, 1994. The Certificate of Incorporation was amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State on March 14, 1995. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on May 23, 1995. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on October 18, 1995. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on August 21, 1996. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on December 19, 1996. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on June 20, 1997. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on March 26, 1998. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on May 28, 1998. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on April 2, 1999. The Amended and Restated Certificate of Incorporation was again amended by a Certificate of Amendment filed with the Secretary of State on _________ __, 1999.

         3. The Board of Directors of the Corporation, at a meeting duly called and held on _________ __, 1999, duly adopted the following resolution, declaring such advisable, and declaring that such amendment and restatement to the Amended and Restated Certificate of Incorporation of the Corporation be submitted for consideration to the stockholders of the Corporation entitled to vote in respect thereof. The resolution is as follows:

                  RESOLVED: That the Amended and Restated Certificate of
                            Incorporation of the Corporation be amended and restated, so that, as amended and restated, the Amended and Restated Certificate of Incorporation of the Corporation shall be and read in its entirety as follows:

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HEALTHGATE DATA CORP.


                                    ARTICLE I
                                    ---------

         The name of the Corporation is HEALTHGATE DATA CORP.

                                   ARTICLE II
                                   ----------

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

                                   ARTICLE III
                                   -----------

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be 110,000,000, consisting of
(i) 100,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A.       COMMON STOCK

         1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. VOTING. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation. There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential liquidation rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. No share of Preferred Stock that is redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided herein, in any such resolution or resolutions, or by law.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided by law or by this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

                                    ARTICLE V
                                    ---------

         In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

                  (a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by-laws may be adopted, amended or repealed by the Board of Directors of the Corporation.

                  (b) Elections of directors need not be by written ballot.

                  (c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the by-laws of the Corporation.

                                   ARTICLE VI
                                   ----------

         The number of directors which shall constitute the whole board of directors of the Corporation shall not be less than two nor more than fifteen, except that whenever there shall be only one stockholder, such number shall be not less than one. Within the foregoing limits, the number of directors shall be determined by resolution of the board of directors and may be increased or decreased at any time or from time to time by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. The board of directors shall be divided into three classes: Class I, Class II and Class III, each having as nearly as possible the same number of directors. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and the other shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the board of directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2001; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2002; and provided further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal. No director who is a part of Class I, Class II or Class III may be removed except for cause and with the affirmative vote of at least seventy-five percent (75%) of the shares of capital stock of the Corporation outstanding and entitled to vote generally in the election of directors, considered for this purpose as a single class.

         In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that the classes have as nearly as possible the same number of directors. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors.

         Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Amended and Restated Certificate of Incorporation to fill), shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. A director elected to fill a vacancy shall hold office until the next election of the class for which such director has been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

         Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.


                                   ARTICLE VII
                                   -----------

         The Corporation is to have perpetual existence.

                                  ARTICLE VIII
                                  ------------

         The Corporation shall indemnify each person who at any time is, or shall have been a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendments to or repeal of the provisions of this paragraph shall deprive a person of the benefit of this paragraph with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

                                   ARTICLE IX
                                   ----------

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangements, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE X
                                    ---------

         To the maximum extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation. No amendment to or repeal of the provisions of this paragraph shall apply to or have any effect on the liability or the alleged liability of any director of the Corporation with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

                                   ARTICLE XI
                                   ----------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XII
                                   -----------

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly constituted annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE XIII
                                  ------------

         Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Article VI, Article XII or this Article XIII.

         4. The stockholders of the Corporation have duly approved the amendment and restatement of the Corporation's Amended and Restated Certificate of Incorporation as set forth in Section 3 above by the required vote of such stockholders, adopted by the written consent of a majority in interest of each class of stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and restatement herein certified has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the General Corporation Law of the State of Delaware.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Assistant Secretary this __ day of _______, 1999.

                                           HEALTHGATE DATA CORP.

[CORPORATE SEAL]
                                           By:
                                              ---------------------------------
                                              William S. Reece, President

ATTEST:


By:
   --------------------------
    Stephen M. Kane
    Assistant Secretary





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